ODDFOOTER: WMA International Corporation         Page - of 3
    Form 8-K December 4, 1996





SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934


                   Date of Report:     December 4, 1996


WMA International Corporation
(Exact name of registrant as specified in its charter)



Georgia                 33-94226-A               58-2179041
(State or other jurisdiction of   (Commission              (IRS
Employer
incorporation)                File Number)
Identification No.)

5555 Triangle Parkway, N.W., Second Floor, Norcross, Georgia
    __30092_
    (Address of principal executive offices)
    (Zip Code)


Registrant's telephone number, including area code:  (770)
453-9300
















Item 4.  Changes in Registrant's Certifying Accountants

Snyder, Camp, Stewart & Company, LLP was previously the principal accountants for
WMA International Corporation. On December 4, 1996, that firm's appointment as principal accountants was terminated and KPMG Peat Marwick LLP was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

In connection with the audit of the period from inception
(March 9, 1995) through
December 31, 1995, and the subsequent interim period through December 4, 1996, there were no disagreements with Snyder, Camp, Stewart & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of Snyder, Camp, Stewart & Company, LLP on the financial statements of WMA International Corporation as of December 31, 1995 and for the period from inception (March 9, 1995) through December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Snyder, Camp, Stewart &
Company, LLP is attached as Exhibit A.



                           SIGNATURES


    In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)   WMA International Corporation



By (Signature/Title)      s/Thomas W. Montgomery   (SEAL)
Date:   December 9, 1996
                  Thomas W. Montgomery, Executive Vice
                  President, Chief Financial Officer,
                  Secretary/Treasurer, and Director



                           EXHIBIT A



SNYDER, CAMP, STEWART & CO., LLP
                  CERTIFIED PUBLIC ACCOUNTANTS

                    3850 HOLCOMB BRIDGE ROAD
                           SUITE 210
                    NORCROSS, GEORGIA 30092
                         (770) 265-9666
                   TELECOPIER (770) 441-1880




December 4, 1996

U. S. Securities and Exchange Commission
Division of Corporate Finance
450 5th Street (judiciary Square)
Washington, DC  20549

Ladies and Gentlemen:

We were principal accountants for WMA International Corporation and, under the date of March 14, 1996 we reported on the consolidated financial statements of WMA International Corporation as of December 31, 1995 and for the period from inception (March 9, 1995) through December 31, 1995. On December 4,
1996 our appointment as principal accountants was terminated.
We have read
WMA International Corporation's statements included under Item
4 of its Form 8-
K dated December 4, 1996 and we agree with such statements, except we are not in a position to agree or disagree with WMA International Corporation's statement that the change was approved by the board of directors.

                        Very truly yours,

                        SNYDER, CAMP, STEWART & CO., LLP



                        Wayne E. Stewart
                        Partner

WES/hg